INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Star Buffet, Inc.

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1

STAR BUFFET, INC.

2501 N. HAYDEN ROAD, SUITE 103

SCOTTSDALE, ARIZONA 85257

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

JUNE 26, 2019

To the Stockholders of Star Buffet, Inc.:

We cordially invite you to attend the annual meeting of stockholders of Star Buffet, Inc. The meeting will be held at Star Buffet, 2501 N. Hayden Road, Suite 103, Scottsdale, Arizona, on Wednesday, June 26, 2019, at 10:00 a.m. local time. We are holding the meeting to:

1.	Elect five individuals to our Board of Directors to serve until the next annual meeting of stockholders or until their successors are elected and have qualified.

2.	Ratify the Audit Committee’s selection of Larson & Company PC as our independent auditors for the current fiscal year.

3.	Conduct an advisory vote on a non-binding resolution to approve the compensation of the Company’s named executive officers.

4.	Transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

All of these actions are more fully described in the proxy statement accompanying this notice.

Only stockholders of record at the close of business on May 13, 2019 will be entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

By Order of the Board of Directors,

/s/ Robert E. Wheaton
Robert E. Wheaton
Chairman of the Board

Scottsdale, Arizona

May 21, 2019

Whether or not you expect to attend the annual meeting, to assure that your shares will be voted at the meeting, please sign the enclosed proxy card and return it promptly in the enclosed postage-paid, addressed envelope. No additional postage is required if mailed in the United States. You may vote in person at the meeting even if you have already submitted a proxy card.

STAR BUFFET, INC.

2501 N. HAYDEN ROAD, SUITE 103

SCOTTSDALE, AZ 85257

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD

JUNE 26, 2019

Information about Solicitation and Voting

Our Board of Directors (our “Board”) is soliciting your proxy for our annual meeting of stockholders to be held at Star Buffet headquarters, 2501 N. Hayden Road, Suite 103, Scottsdale, Arizona, on Wednesday, June 26, 2019, at 10:00 a.m. local time. Our telephone number is (480) 425-0454. Voting materials, which include this proxy statement, the proxy card and our annual report to stockholders for the fiscal year ended January 28, 2019 (“Fiscal 2019”), will first be mailed to stockholders entitled to vote at the meeting on or about May 28, 2019.

This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

Q:	What is the purpose of the annual meeting?

A:	At the annual meeting, stockholders will act upon the proposals described in this proxy statement.

Q:	Who can vote at the meeting?

A:

Our Board set May 13, 2019 as the record date for the meeting. If you were a record holder of our common stock at the close of business on May 13, 2019, you may attend and vote at the meeting. You are entitled to one vote for each share of common stock that you held on the record date for all matters to be voted on at the meeting. As of the record date, 3,213,075 shares of our common stock, representing the same number of votes, were outstanding, and no shares of our preferred stock were outstanding.

Q:	What is the quorum requirement for the meeting?

A:

A majority of our outstanding shares as of the record date must be present in person or represented by proxy at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present in person or represented by proxy at the meeting if you are present in person at the meeting or if you have properly submitted a proxy card.

Proxies received that are marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

Q:	How can I vote my shares?

A:

Shares held directly in your name as the stockholder of record may be voted in person at the meeting. If you choose to attend the meeting in person, please bring proof of identification to the meeting. If you hold your shares in a brokerage account, the shares will be registered in your broker’s name (in “street name”), and your broker will forward these proxy materials to you. If you hold your shares in street name, you have the right to direct your broker as to how to vote the shares, but you may not vote these shares in person at the annual meeting unless you obtain a proxy from the broker that holds your shares appointing you to vote the shares.

Your vote is important.

We encourage you to vote promptly. Internet and telephone voting is available through 11:59 p.m. Eastern Time on Tuesday, June 25, 2019, for all shares of Common Stock. You may vote in one of the following ways:

By Internet.

You can vote your shares by the Internet. You may vote by the Internet 24 hours a day. You will be able to confirm that the system has properly recorded your votes. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. If you hold your shares in street name, please follow the Internet voting instructions in the Notice of Internet Availability of Proxy Materials you receive from your bank, broker, trustee, or other record holder.

By Phone.

You can vote your shares by telephone. You may vote by telephone 24 hours a day. You will be able to confirm that the system has properly recorded your votes. Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call and then follow the instructions.

By Mail.

If you elect to receive your proxy materials by mail and you are a holder of record, you can vote by marking, dating, and signing your proxy card and returning it by mail in the postage-paid envelope provided to you. If you elect to receive your proxy materials by mail and you hold your shares in street name, you can vote by completing and mailing the voting instruction form provided by your bank, broker, trustee, or holder of record.

At the Annual Meeting.

The way you vote your shares now will not limit your right to change your vote at the Annual Meeting if you attend in person. If you hold your shares in street name, you must obtain a proxy, executed in your favor, from the holder of record if you wish to vote these shares at the Annual Meeting.

Q:	How can I change my vote after I return my proxy card?

A:

You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by submitting a new proxy with a later date or by attending the meeting and voting in person. Attending the meeting will not revoke your proxy unless you vote in person at the meeting.

Q:	What proposals are scheduled to be voted on at the meeting?

A:

There are three proposals scheduled for a vote. They are (1) to elect five individuals to our Board to serve until the next annual meeting of stockholders or until their successors are elected and have qualified; (2) to ratify the Audit Committee’s selection of Larson & Company PC as our independent auditors for the current fiscal year; and (3) to conduct an advisory vote on executive compensation.

Q:	What is the vote required for each proposal?

A:

Election of Directors. You may vote “FOR” all of the nominees for our Board, you may “WITHHOLD AUTHORITY” to vote for all of the nominees, or you may “WITHHOLD AUTHORITY” to vote for any individual nominee. Directors are elected by a plurality of the votes cast on the matter at the meeting. This means that the five individuals receiving the highest number of “FOR” votes will be elected directors. You may give each candidate one vote for each share you held on the record date. You may not vote your shares cumulatively or for a greater number of persons than the number of nominees named in this proxy statement. A properly executed proxy card marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director(s) indicated, although it will be counted for purposes of determining whether there is a quorum.

Ratification of Auditors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the ratification of Larson & Company PC as our auditors. For this proposal, the affirmative vote of the holders of a majority of the shares voted on the matter will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to this proposal will not be voted and will have no effect.

Advisory Vote on Executive Compensation. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the advisory vote on executive compensation. The advisory votes on execution compensation are non-binding; however, the Company will record the number of votes cast for and against the proposal and will report the voting results at the annual meeting. A properly executed proxy marked “ABSTAIN” with respect to this proposal will not be voted and will have no effect.

All proxies will be voted in accordance with the instructions specified on the proxy card properly received by us prior to the annual meeting. If you just sign your proxy card with no additional instructions, your shares will be voted in accordance with the recommendations of our Board. If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” and will be counted the same as abstentions with respect to a proposal if no not voted on that one proposal. Shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting if they were voted on at least one proposal. Voting results are tabulated and certified by Broadridge Financial Solutions.

Q:	What is the recommendation of our Board?

A:

Unless you give other instructions on your proxy card, the person named as the proxy holder on the proxy card will vote in accordance with the recommendations of our Board. Our board of director’s recommendation is set forth together with the description of each proposal in this proxy statement. In summary, our Board recommends (1) a vote for the election of the five nominees to our Board; (2) for the ratification of our Board’ selection of Larson & Company PC as our independent auditors for our current fiscal year; and (3) an affirmative advisory vote on executive compensation.

Q:	Where can I find the voting results?

A: The preliminary voting results will be announced at the annual meeting. The final results will be published in a Current Report on Form 8-K filed within four business days of the meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Directors are elected at each annual stockholders' meeting to hold office until the next annual meeting or until their successors are elected and have qualified. Unless otherwise instructed, the persons named in the accompanying proxy card will vote the proxies received by them for the five nominees named below.

If any nominee becomes unavailable for any reason before the election, the persons named in the accompanying proxy card will have discretionary authority to vote for the election of such substitute nominee or nominees, if any, as shall be designated by the nominating committee of directors. The Company has no reason to believe that any of the nominees will be unavailable to serve.

Directors

The names and other information concerning the five nominees of the Board for election as directors are as follows:

Name	Age	Position with Star Buffet
Robert E. Wheaton	67	Director, Chief Executive Officer, President and Chairman
Thomas G. Schadt	77	Director
Todd S. Brown	62	Director
Mary-Whitney E. Wheaton	32	Director
B. Thomas M. Smith, Jr.	84	Director

Robert E. Wheaton has served as the Chief Executive Officer and President and as a director of the Company since its formation in July 1997. Mr. Robert E. Wheaton has been Chairman of the Board since September 1998. Mr. Robert E. Wheaton served as Executive Vice President of CKE Restaurants, Inc. from January 1996 through January 1999. From April 1995 to January 1996, he served as Vice President and Chief Financial Officer of Denny's Inc., a subsidiary of Flagstar Corporation. From 1991 to 1995, Mr. Robert E. Wheaton served as President and Chief Executive Officer, and from 1989 to 1991 as Vice President and Chief Financial Officer, of The Bekins Company. Mr. Robert E. Wheaton is the father of Mary-Whitney Wheaton, a director of the Company.

The Board has determined that Mr. Wheaton is qualified to serve as a director as a result of his extensive experience in the restaurant industry, his leadership experience and skills and his extensive experience with and knowledge of the Company.

Thomas G. Schadt has served as a director of the Company since the completion of the Company’s initial public offering in September 1997. Mr. Schadt has been the Chief Executive Officer of a privately-held beverage distribution company, Bear Creek, L.L.C., since 1995. From 1976 to 1994, he held several positions with PepsiCo, Inc., most recently, Vice President of Food Service.

The Board has determined that Mr. Schadt is qualified to serve as a director as a result of his extensive experience in a related industry and his executive experience.

Todd S. Brown has served as a director of the Company since June 2004. Mr. Brown has served Brown Capital Advisors, Inc. as the President since November 1999. From 1994 to November 1999, Mr. Brown served as Senior Vice President, Chief Financial Officer and Director of Phoenix Restaurant Group, Inc. (formerly DenAmerica Corp.). Mr. Brown served as Senior Manager in Audit and Consulting at Deloitte Touche LLP from 1980 to 1994. Mr. Brown received an MBA from the University of Missouri in 1980 and a BA from Southern Methodist University in 1978.

The Board has determined that Mr. Brown is qualified to serve as a director as a result of knowledge and skills about financial and accounting matters, coupled with his experience in the restaurant industry.

Mary-Whitney E. Wheaton has served as a director since April 2017. Ms. Wheaton is a Certified Financial Planner professional. Since August 2016, Ms. Wheaton has been employed with LearnVest, a financial planning company. She currently holds the position of Manager of Advice Excellence and Brand Voice. Previously, Ms. Wheaton spent over eight years, beginning in July 2008, with The Vanguard Group, holding various positions including Senior Wealth Management Consultant. She has FINRA Series 6, 7 and 63 licenses. Ms. Wheaton graduated from the University of Arizona in 2008 with a BA degree in Communications, with a minor in Business. Ms. Wheaton is the daughter of Robert E. Wheaton, Chairman of the Board, Chief Executive Officer and President of the Company.

The Board has determined that Ms. Wheaton is qualified to serve as a director as a result of knowledge and skills about financial and management issues, as well as her general good judgment.

B. Thomas M. Smith, Jr. has served as a director of the Company since June 2002. From 1988 until 1995, he was Vice President and Director of Corporate Purchasing for ITT Corp. Mr. Smith was a consultant with ITT Corp. from January 1996 to December 1996. Mr. Smith served as director of Republic Bancorp from June 1999 until April 2005. Mr. Smith has been retired since December 1996.

The Board has determined that Mr. Smith is qualified to serve as a director as a result of his extensive experience in the related hotel industry and his executive experience.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE

Directors Independence

Todd S. Brown, Thomas G. Schadt and B. Thomas M. Smith, Jr., a majority of the Board, have been determined by the Board to be independent as that term is defined in Rule 5605(a)(2) of the listing standards of the Nasdaq Stock Market. Robert E. Wheaton and Mary-Whitney E. Wheaton are not independent under such listing standards. The Board held four meetings during Fiscal 2019.

Risk Oversight

The Board and each of its committees are involved in overseeing risk associated with the Company and its operations. The Board and the Audit Committee monitor the Company's credit risk, liquidity risk, regulatory risk, operational risk and enterprise risk by regular reviews with management and external auditors and other advisors. In its periodic meetings with management and the Company's independent accountants, the Audit Committee discusses the scope and plan of its review of accounting and financial controls, assessment of business risks and legal and ethical compliance programs. The Board and the Nominating Committee monitor the Company's succession risk by regular reviews with management. The Board and the Compensation Committee monitor the Company's compensation policies and related risks by regular reviews with management. The Company has adopted the “Star Buffet, Inc. Code of Ethics” (the “Code of Ethics”), which constitutes a code of ethics that applies to the principal executive officer and principal financial officer or persons performing similar functions, as defined in Item 406 of Regulation S-K under the Exchange Act. The Code of Ethics is posted on our website, www.starbuffet.com.

Committees of the Board of Directors

The Board has established an Audit Committee, a Compensation Committee and a Nominating Committee.

Audit Committee

The Audit Committee is currently comprised of Todd S. Brown, Thomas G. Schadt and B. Thomas M. Smith, Jr., of whom Todd S. Brown has been determined to be an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. The Audit Committee is established in accordance with Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended. All members of the Audit Committee are financially literate and are "independent" under the standards described in Rule 5605(a)(2) and Rule 5605(c)(2) (for Audit Committee members) of the listing standards of the Nasdaq Stock Market. The Audit Committee held four meetings during Fiscal 2019.

The Audit Committee oversees our financial reporting processes and the audits of our financial statements. The Audit Committee monitors the independence, performance and qualifications of our independent auditors and also reviews any related party transactions. Our Audit Committee has a charter which is periodically reviewed and reassessed for adequacy by the Audit Committee. The Audit Committee charter is available on our website, www.starbuffet.com.

Compensation Committee

The Compensation Committee is comprised of Thomas G. Schadt and B. Thomas M. Smith, Jr., each of whom is “independent” under Rule 5605(a)(2) and Rule 5605(d)(2) (for compensation committee members) of the listing standards of the Nasdaq Stock Market. The Compensation Committee considers the salary and incentive compensation policies for officers and directors, and the granting of stock options to employees. The Compensation Committee held no meeting during Fiscal 2019. The Compensation Committee does not have a charter.

The Compensation Committee has responsibility for establishing and monitoring the executive compensation programs of the Company and for making decisions regarding the compensation of the CEO and other officers. The Compensation Committee, in consultation with the CEO, determines the agenda for meetings of the Compensation Committee. Compensation Committee meetings are often attended by the CEO, although he does not attend meetings when his compensation is fixed. The Compensation Committee may also meet in executive session. In determining compensation of the CEO, the Compensation Committee reviews data which it believes is appropriate and relies on its experience and judgment, in each case after reviewing the performance of the Company for the applicable fiscal year and evaluating the executive’s performance and responsibilities with the Company, and current compensation arrangements. The compensation program for the CEO and the Compensation Committee assessment process are designed to be flexible so as to better respond to the evolving business environment and individual circumstances.

The Company and the Compensation Committee has not engaged the services of compensation consultants, but either or both may do so upon a case-by-case basis as circumstances warrant. No compensation consultants were involved in settling the compensation of the CEO or other officers of the Company during Fiscal 2019.

Nominating Committee

The Nominating Committee is comprised of Todd S. Brown, Thomas G. Schadt and B. Thomas M. Smith, Jr., each of whom is “independent” under Rule 5605(a)(2) of the listing standards of the Nasdaq Stock Market. The Nominating Committee assists our Board by identifying individuals qualified to become Board members, by recommending director nominees for election at the annual meeting of stockholders or for appointment to fill vacancies on the Board, and by developing and recommending corporate governance guidelines. The Nominating Committee held no meetings during Fiscal 2019. Our Board has adopted a charter for the Nominating Committee. The Nominating Committee charter is available on our website, www.starbuffet.com.

The Nominating Committee will consider candidates recommended by stockholders. Any such suggestions must be sent in writing and addressed to the Company at its principal executive offices shown on the cover page to this proxy statement, attention: Secretary, and must be accompanied by:

● the name and address of the stockholder recommending the person to be nominated;

● a representation that the stockholder is a holder of stock of the Company, including the number of shares held with a confirmation from the record holder if the shares are held in street name;

● a description of all arrangements or understandings between the stockholder and the recommended nominee, if any;

● detailed biographical and occupational data on the prospective nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended; and

● a signed consent of the recommended nominee to serve as a director of the Company if so elected.

The Nominating Committee considers the following minimum criteria when reviewing a nominee for director:

● Each director should be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others;

● Each director should be free of any conflict of interest which would violate applicable law or regulations or interfere with the proper performance of the responsibilities of a director;

● Each director should possess substantial and significant experience which would be of particular importance to the Company in the performance of the duties of a director;

● Each director should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director; and

● Each director should have the capacity and desire to represent the balanced, best interests of the stockholders of the Company as a whole and not primarily a special interest group or constituency.

The Nominating Committee is responsible for reviewing the requisite skills and characteristics of new Board members as well as the composition of the Board as a whole.  Nominees for director will include individuals who, taking into account their diversity, skills, and experience in the context of the needs of the Board, as well as other relevant factors such as conflicts of interest and other commitments, would enhance the Board’s ability to manage and direct our affairs and business.

The Nominating Committee and Robert E. Wheaton, our President and Chief Executive Officer, will select nominees that best suit the Company’s requirements and make recommendations to the full Board. Each of the nominees proposed for election at the annual meeting are currently directors of the Company.

Board Diversity

In identifying nominees, the Nominating Committee does not have a formal policy regarding the consideration of gender, race, sexual preference, religion and other traits typically associated with the term “diversity.” As described in “Nomination Process” above, however, the Nominating Committee considers it important that the Board be composed of directors with a diverse range of experience, areas of expertise and skills.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of these forms received by us or written representations from certain reporting persons, if any, that no Forms 5 were required for those persons during Fiscal 2019, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% stockholders were timely satisfied.

Board Meetings and Attendance

During Fiscal 2019, the Board held four meetings, the Audit Committee held four meetings, the compensation committee held no meetings, and the nominating committee held no meetings. During Fiscal 2019, no director attended fewer than 75% of the meetings of the Board or the meetings of the committee or committees on which they served. There are no family relationships among any of our directors or executive officers, other than between Robert E. Wheaton and Mary-Whitney Wheaton, who are father and daughter.

Board Attendance at Annual Meeting of Stockholders

Directors are encouraged but not required to attend annual meetings of stockholders.

Compensation of Directors

For their services as directors in Fiscal 2019, each non-employee director received $2,000 per meeting of the Board, $1,500 per committee meeting and $500 per telephonic Audit Committee meeting. In addition, all directors are entitled to participate in any Company’s stock incentive plans, if any.

Director Independence

The Board has determined that all of the nominees for director, except for Robert E. Wheaton and Mary-Whitney Wheaton, are “independent” as contemplated by Rule 5605(a)(2) of the listing standards of the Nasdaq Stock Market.

Required Vote and Board Recommendation

The five nominees for director receiving the highest number of affirmative votes from the shares voted at the annual meeting will be elected as directors. Votes withheld from any nominee are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law. Stockholders do not have the right to cumulate their votes in the election of directors.

Board Leadership Structure

Our board leadership structure consists of a Chairman of the Board who is also our CEO. Our board does not have a policy as to whether the roles of Chairman of the Board and CEO should be separate or combined.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding beneficial ownership of our common stock as of May 13, 2019 by (1) each person who is known by us to beneficially own more than five percent of the outstanding shares of our common stock, (2) each of our directors and nominees for director, (3) each of the executive officers identified in the summary compensation table set forth elsewhere in this proxy statement and (4) all directors and executive officers of the Company as a group. To our knowledge and except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. Unless we indicate otherwise, each holder’s address is c/o Star Buffet, Inc., 2501 North Hayden Road, Suite 103, Scottsdale, AZ 85257.

Name of Officer or Director	Amount and Nature of Beneficial Ownership		Percent of Class (%)(1)

Robert E. Wheaton, Chief Executive Officer, CFO, President and Chairman	1,499,876		46.7%

B. Thomas M. Smith, Jr., Director	152,170		4.7%

Thomas G. Schadt, Director	32,860		1.0%

Todd S. Brown, Director	30,900		1.0%

Mary-Whitney E. Wheaton, Director	6,500		*

All directors and executive officers as a group (5 persons)	1,722,306		53.6%
Name and Address of 5% Beneficial Owner**	Amount and Nature of Beneficial Ownership		Percent of Class (%)(1)
Opal Advisors, LLC; James Hua 40 Lake Bellevue Drive, Suite 245 Bellevue, WA 98005	164,112	(2)	5.1%
Peter J. Abrahamson 24156 N. Coventry Lane Lake Barrington, IL 60010-7334	272,500	(3)	8.5%

*	Represents ownership of less than one percent of our outstanding shares.
**	Excludes 5% owners who are officers or directors.

(1)

Calculated based on 3,213,075 shares of our common stock outstanding on May 13, 2019 with percentages rounded to the nearest one-tenth of one percent. Shares of common stock subject to options that are presently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding the option for the purpose of computing the percentage ownership of that person but not treated as outstanding for computing the percentage of any other person.

(2)	Based solely on Schedule 13D filed with the SEC on December 18, 2015, Opal Advisors, LLC reports having sole voting power with respect to 164,112 of these shares, and sole dispositive power with respect to all of these shares.

(3)	Based solely on Schedule 13G filed with the SEC on February 13, 2019, Peter J. Abrahamson reports having sole voting power with respect to 272,500 of these shares, and sole dispositive power with respect to all of these shares.

EXECUTIVE COMPENSATION TABLES AND DISCUSSION

Summary Compensation Table

The following Summary Compensation Table summarizes the total compensation paid or earned by the CEO of the Company for Fiscal 2019 and the fiscal year January 29, 2018 (“Fiscal 2018”). The Company has no other executive officers.

Name and Principal Position	Year	Salary	Bonus	Non-Equity Incentive Awards	All Other Compensation	Total
		($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Robert E. Wheaton	2019	250,000	25,000 (1)	0 (2)	35,495 (3)	310,495
Chairman of Board,	2018	250,000	25,000 (1)	0 (2)	35,495 (3)	310,495
Chief Executive Officer
Chief Financial Officer
and President

(1)	The amount shown represents the annual minimum guaranteed bonus earned by and paid to the CEO for Fiscal 2019 and Fiscal 2018.

(2)	The amount shown represents the annual performance-based bonus award earned by the CEO for Fiscal 2019 and Fiscal 2018, which award, if any, is payable in the next fiscal year.

(3)	"Other Annual Compensation" consists of $12,000 in automobile reimbursement allowance and $23,495 in medical expense reimbursement payments to the CEO for Fiscal 2019 and Fiscal 2018.

CEO Employment Agreement

Base Salary. Pursuant to an Employment Agreement dated as of March 1, 1999 between the Company and the CEO (the “Employment Agreement”), the CEO is entitled to a base salary of not less than $250,000 a year, subject to such annual increases as the Company, acting through the Compensation Committee, deems appropriate.

Annual Bonus. The CEO’s annual bonus consists of two parts: (i) a fixed minimum annual bonus payable bi-weekly at the annualize rate of $25,000 a year; plus (ii) a variable performance-based bonus amount payable after the conclusion of each year. The amount of the performance-based annual bonus payable to the CEO each year is contingent on the degree to which the Company attains certain pre-established performance goals based on Company annual operating performance established by the Compensation Committee for the year in question, and is offset dollar-for dollar by the $25,000 minimum bonus paid.

For each fiscal year, the Compensation Committee establishes in writing shortly after the beginning of the year an annual range of Company operating performance targets and corresponding performance bonus amounts which the CEO can earn for the year if the Company performs within or above the targeted range of net income. The CEO is eligible for a performance-based bonus ranging from $1 at the minimum established range of annual Company net income performance to 100% of his base salary in effect at the beginning of the year at or above the maximum established range of annual Company operating performance, reduced in all cases by the $25,000 minimum bonus paid. If the Company fails to meet the minimum targeted level of net income performance set by the Compensation Committee, the performance-based bonus component is zero and the CEO only receives the guaranteed minimum $25,000 bonus. The Compensation Committee determines the actual amount of performance-based bonus payable to the CEO shortly after the close of the fiscal year to which the bonus relates, once financial results for the year are known. The performance-based bonus amount, if any, is paid within 60 days after year-end results are audited.

With respect to Fiscal 2019, the Compensation Committee did not establish any performance targets or corresponding bonus amounts. Accordingly, the decision was made to award the Chief Executive Officer only the minimum bonus amount.

For Fiscal 2019, the CEO earned the $25,000 minimum bonus plus an additional $0 in performance-based bonus based on the Company’s decision to temporarily suspend certain components of the executive bonus program and to align the executive bonus program with modifications made in store level bonus programs.

Severance Provisions. The Chief Executive Officer is eligible for severance payments and payments upon a change of control as set forth under “Potential Payment Upon Termination or Change of Control” below.

Equity Compensation. No stock options were granted to the Chief Executive Officer in Fiscal 2019.

Outstanding Equity Awards at Year-End

There are no equity awards held by the CEO as of January 28, 2019.

Potential Payments Upon Termination or Change Of Control

Subject to earlier termination as described below, the CEO’s Employment Agreement continues for a rolling term of 80 months from November 1, 2006, with an automatic extension each November 1 of an additional 12 months unless notice of non-extension is given by either party prior to the November 1 annual extension date. Notwithstanding the otherwise applicable term of the Employment Agreement, the Company may terminate the CEO for “cause” (as defined below) at any time or without “cause” upon 30 days advance written notice to the CEO. “Cause” is generally defined as (i) a material breach of the Employment Agreement by the CEO, (ii) habitual and material neglect of duties, (iii) fraud that substantially harms the Company, or (iv) commission of a felony that results in material harm to the Company.

Additionally, the Employment Agreement permits the CEO to voluntarily resign his employment at any time for “good reason” (as defined below) or without “good reason” at any time upon 60 days advance written notice. “Good reason” includes (i) a “change of control” (as defined below) of the Company, (ii) material breach of the Employment Agreement by the Company, (iii) non-consensual relocation by the Company of the CEO’s office, (iv) reduction in the CEO’s base salary or bonus, (v) removal of the CEO from office or assignment of the CEO to duties inconsistent with his office, or (vi) failure of any successor to the Company to assume the Employment Agreement. The Employment Agreement generally defines a “change of control” as: (i) certain changes in a majority of the Board; (ii) consummation of a merger or reorganization of the Company in which neither the Company nor another entity controlled by the Company’s shareholders is the surviving entity; or (iii) a sale or other disposition of all or substantially all of the Company’s assets to another entity that is not controlled by the Company’s shareholders.

If during the unexpired, remaining term of the Employment Agreement, the Company terminates the CEO’s employment without “cause” or the CEO terminates his employment for “good reason,” the CEO is entitled to receive within 30 days after termination a lump sum cash payment equal to the sum of: (i) his base salary and unused vacation accrued through the date of termination, (ii) any accrued automobile allowance and medical expense reimbursement owed for period through the date of termination, (iii) three times his rate of annual base salary in effect immediately prior to termination, and (iv) the maximum annual bonus that the CEO would have earned for the year of his termination had all performance goals for that year been met. The CEO would also be entitled to three years of continued coverage under the Company’s retirement, health, disability and life insurance benefit plans, programs, practices or policies, if any

If the aggregate compensatory payments to the CEO that are contingent on a change of control (including the salary and bonus continuation payments described above) exceed 2.99 times the CEO‘s average W-2 compensation with the Company for the five taxable years preceding the year of the Change of Control (the “Base Period Amount”), the acceleration would result in an “excess parachute payment” under Code Section 280G. The CEO would be subject to a 20% excise tax, and the Company would be unable to deduct the amount by which such parachute payments to the CEO exceed one times the CEO’s Base Period Amount. The Company has not agreed to provide to the CEO any gross-up or reimbursement for excise taxes imposed on excess parachute payments.

If during the unexpired, remaining term of the Employment Agreement, the Company terminates the CEO’s employment for “cause,” or the CEO resigns his employment without “good reason,” or the CEO dies, the CEO is entitled to receive (i) his base salary and unused vacation accrued through the date of termination, and (ii) any accrued automobile allowance and medical expense reimbursement owed for period through the date of termination, but the CEO would not be entitled to any additional payments.

If during the unexpired, remaining term of the Employment Agreement, the CEO becomes disabled, the CEO is entitled to (i) his base salary and unused vacation accrued through the date of termination, (ii) any accrued automobile allowance and medical expense reimbursement owed for period through the date of termination, (iii) two times his rate of annual base salary in effect immediately prior to termination, and (iv) three years of continued medical expense reimbursement coverage.

Director Compensation

The Company uses cash compensation and equity-based incentive compensation to attract and retain qualified candidates to serve as directors. In setting director compensation, the Company considers the amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of directors.

Compensation Paid to Directors in Fiscal 2019

For Fiscal 2019, directors, excluding employee directors, received $2,000 for each regularly scheduled Board meeting attended, $1,500 for each regularly scheduled committee meeting attended and $500 for each specially-called telephonic Board or committee meeting. Directors who are also full-time employees of the Company did not receive any director fees. All directors are also reimbursed by the Company for their out-of-pocket travel and related expenses incurred in attending all Board and committee meetings. For Fiscal 2019, the Company did not grant any stock options or other equity-based compensation to non-employee directors. It also did not recognize or incur any financial accounting expense under ASC 718 related to equity compensation awards granted to non-employee directors in the 2018 fiscal year or prior years.

Director Summary Compensation Table

The following table summarizes the compensation earned by or paid to the Company’s non-employee directors from the Company for Fiscal 2019.

Name	Fees earned or paid in cash	Total
	($)	($)
(a)	(b)	(c)
B. Thomas M. Smith	14,000	14,000
Thomas G. Schadt	14,000	14,000
Todd S. Brown	14,000	14,000
Mary-Whitney E. Wheaton	8,000	8,000

No equity awards were granted to any non-employee directors during or with respect to Fiscal 2019.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Mr. Wheaton currently beneficially owns approximately 46.7% of our total equity securities and possesses approximately 46.7% of the total voting power. Thus Mr. Wheaton has the ability to control or significantly influence all matters requiring the approval of our stockholders, including the election of nominees to our board of directors. During fiscal 2008, the Company borrowed approximately $1,400,000 from Mr.  Wheaton.  In June 2008, the Company borrowed an additional $592,000 from Mr. Wheaton under the same terms. This resulted in an increase in the note balance from $1,400,000 to $1,992,000, the balance as of January 28, 2019 and January 29, 2018. The principal balance and any unpaid interest was due and payable in full on June 5, 2012. The loan was subsequently modified as a result of the Company’s bankruptcy filing and pursuant to the Bankruptcy Plan the principal balance was not eligible to be repaid until all obligations owed to other creditors have been fully satisfied. Interest accrued on the principal amount of $1,992,000 and the interest of $197,000 from September 28, 2011 to December 7, 2016 at the Bankruptcy Plan rate. When the Bankruptcy Court entered into a Final Decree and Order Closing the Bankruptcy Case of Star Buffet, Inc. on December 7, 2016 the Company reverted back to the original interest rate of 8.5%. The Company expensed $195,000 to Mr. Wheaton for interest during both Fiscal 2019 and Fiscal 2018.

On November 9, 2016, the Company borrowed $450,000 from Mr. Wheaton to remodel the 4B’ Restaurant in Missoula, Montana. The three year fully amortized secured loan has monthly payments of $14,839 and interest rate of 11.5%. The Company paid Mr. Wheaton approximately $152,000 and $121,000 in principal in Fiscal 2019 and Fiscal 2018, respectively, under this mortgage. In addition, the Company paid approximately $26,000 and $42,000 in interest in Fiscal 2019 and Fiscal 2018, respectively.

During Fiscal 2019, Mr. Wheaton did not lease any new restaurants to the Company. During Fiscal 2018, Mr. Wheaton leased to the Company the Rancher’s Grill Steakhouse in Deming, New Mexico, the JB’s Restaurant in Coeur d’Alene, Idaho and the 4B’s Restaurant in Miles City, Montana. The Company also leases other restaurants from Mr. Wheaton. The Company paid to Mr. Wheaton $775,000 and $741,000 in rent for the Fiscal 2019 and Fiscal 2018, respectively. The Company owed to Mr. Wheaton $813,000 and $224,000 primarily for interest as of January 28, 2019 and January 29, 2018, respectively, which is included in the Rent, licenses and other and Payroll and related taxes in the accompanying balance sheet.

PROPOSAL 2

RATIFICATION OF SELECTION OF AUDITORS

The Audit Committee has appointed Larson & Company PC as our independent auditors for the fiscal year ending January 27, 2020, it being intended that such appointment would be presented for ratification by the stockholders. Larson & Company PC also audited our financial statements for the Fiscal 2019. Larson & Company PC is expected to have one or more representatives at the annual meeting who will be able to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of Larson & Company PC as our independent auditors is not required by our By-Laws or other applicable legal requirement. However, we are submitting the selection of Larson & Company PC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to continue to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may replace Larson & Company PC and appoint different independent auditors at any time during the year if it determines that such a change would be appropriate.

Fees Billed by Independent Auditors

Audit Fees

Audit fees consist of fees billed for professional services rendered for the audit of our annual financial statements and review of the interim financial statements included in our quarterly reports. Audit fees billed by Larson and Company were $84,000 in Fiscal 2019 and were $86,000 in Fiscal 2018.

Audit-Related Fees

Audit-Related Fees consist of all fees billed for audit-related services, including fees for services rendered in connection with any audit of the Company’s employee benefit plan. There are no audit-related fees billed by Larson and Company for Fiscal 2019 or Fiscal 2018.

Tax Fees

Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include tax planning, assistance with the preparation of various tax returns, services rendered in connection with acquisitions and advice on other tax-related matters. Tax fees billed by CBIZ MHM, LLC were $40,000 in Fiscal 2019 and were $32,000 in Fiscal 2018. There are no tax fees billed by Larson and Company for Fiscal 2019 or Fiscal 2018.

All Other Fees

All other fees consist of fees billed for products and services not included above. The Company did not have any other fees for Fiscal 2019 or Fiscal 2018.

Audit Committee Pre-Approval

The Audit Committee’s policy is to pre-approve the fees and other compensation to be paid to our independent auditors, and to determine the scope of permitted non-audit services and pre-approve the provision of those services by our independent auditors. All non-audit services were pre-approved by the Audit Committee during Fiscal 2019.

Audit Committee Report

In accordance with the Audit Committee Charter, the Audit Committee assists the Board with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of Star Buffet. The Audit Committee has:

(1) reviewed and discussed Star Buffet’s audited financial statements with management;

(2) discussed with Larson & Company PC, Star Buffet’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

(3) received the written disclosures and the letter from Larson & Company PC, required by the Independence Standards Board Standard No. 1, and has discussed with Larson & Company PC their independence from Star Buffet.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in Star Buffet’s Annual Report on Form 10-K for Fiscal 2019.

SUBMITTED BY THE AUDIT COMMITTEE Thomas G. Schadt B. Thomas M. Smith, Jr. Todd S. Brown

The material in this Audit Committee report is not “soliciting material” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Star Buffet under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Required Vote and Board Recommendation

The affirmative vote of a majority of the shares of common stock voted on Proposal 2 at the annual meeting is required to approve the proposal. Neither abstentions nor broker non-votes have any effect on the outcome of this proposal.

THE AUDIT COMMITTEE RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF LARSON & COMPANY PC AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL 2020.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

Section 14A requires that the Company provide its stockholders with the opportunity to vote on an advisory (non-binding) resolution to approve the compensation of the named executive officers (referred to as a “Say-on-Pay” proposal) as disclosed in this proxy statement.

Accordingly, the following resolution will be submitted to the Company’s stockholders for approval at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of Robert E. Wheaton, the sole executive officer of the Company, as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of Shareholders, pursuant to the compensation disclosure rules of the SEC, including the 2018 Summary Compensation Table and the other related tables and disclosures.”

The Board believes the Company’s compensation of Robert E. Wheaton achieves the primary goals of (i) focusing Robert E. Wheaton, as Chief Executive Officer, Chief Financial Officer, and President of the Company, on achieving or exceeding measurable performance targets; (ii) encouraging continuation of the Company’s entrepreneurial spirit; (iii) retaining Robert E. Wheaton’s services as a highly-qualified and motivated executive; (iv) promoting the Company’s guiding principles for adherence to a high ethical environment, as well as health and safety standards; and (v) aligning management compensation with stockholder value. The Board encourages stockholders to review in detail the executive compensation tables in Proposal 1 of this proxy statement. In light of the information set forth in such sections of this proxy statement, the Board believes the compensation of Robert E. Wheaton for the fiscal year ended January 29, 2018 was fair and reasonable and that the Company’s compensation programs and practices are in the best interests of the Company and its stockholders.

The advisory vote on this Say-on-Pay resolution is not intended to address any specific element of compensation; rather, the vote relates to all aspects of the compensation of Robert E. Wheaton, as the sole executive officer of the Company, as described in this proxy statement. While this vote is only advisory in nature, which means that the vote is not binding on the Company, the Board or the Compensation Committee (which is composed solely of independent directors), the Board and the Compensation Committee value the opinion of the Company’s stockholders and will consider the outcome of the vote when addressing future compensation arrangements.

Voting

The affirmative vote of a majority of the shares of common stock voted on Proposal 3 at the annual meeting is required to approve the non-binding resolution set forth above. Neither abstentions nor broker non-votes have any effect on the outcome of this proposal.

The Board recommends that stockholders vote, on an advisory basis, FOR approval of the compensation of Robert E. Wheaton, as the sole executive officer of the Company, as disclosed in this Proxy Statement.

OTHER MATTERS

Our Board does not presently intend to bring any other business before the annual meeting, and so far as is known to the Board, no matters are to be acted upon other than the matters described above. However, if any other matter should properly come before the meeting, the person named on the enclosed proxy card will vote the shares for which he holds proxies in his discretion.

ADDITIONAL INFORMATION

Annual Report

Our annual report to stockholders for the fiscal year ended January 28, 2019 is our Annual Report on Form 10-K, which was filed with the SEC on April 26, 2019 and which is being mailed concurrently with this proxy statement to all stockholders of record as of May 13, 2019. It is also available at the SEC’s website at www.sec.gov.

Stockholder Communications with the Board of Directors

Our policy is that stockholders may communicate directly with the Board in writing. Any such correspondence must be addressed to the Company at its principal executive offices shown on the cover page to this proxy statement, attention: Secretary. Pursuant to our policy, the Secretary will review all such correspondence and will regularly forward such correspondence to the Board, except with respect to correspondence that is frivolous or duplicative.

Stockholder Proposals for the 2020 Annual Meeting

Pursuant to the rules of the SEC, proposals by eligible stockholders, as defined below, which are intended to be presented at our annual meeting of stockholders in 2020 must be received by us addressed to Star Buffet, Inc., 2501 N. Hayden Road, Suite 103, Scottsdale, Arizona 85257 by January 28, 2020 in order to be considered for inclusion in our proxy materials related to that meeting. If the month and day of the next annual meeting is advanced or delayed by more than 30 calendar days from the month and day of the annual meeting to which this Proxy Statement relates, the Company shall, in a timely manner, inform its shareholders of the change, and the date by which proposals of shareholders must be received. An eligible stockholder is one who is the record or beneficial owner of at least 1% or $2,000 in market value of securities entitled to be voted at the 2020 annual meeting of stockholders and has held such securities for at least one year, and who shall continue to own such securities through the date on which the meeting is held.

We were not notified of any stockholder proposals to be addressed at our 2019 annual meeting of stockholders. Because we were not provided notice of any stockholder proposal to be included in our proxy statement within a reasonable time before mailing, we will be allowed to use our discretionary voting authority if any stockholder proposals are properly raised at the meeting.

If we receive notice of a stockholder proposal after April 13, 2020, then we will be allowed to use our discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

Proxy Solicitation Matters

This proxy solicitation is being made by our Board and is being paid for by Star Buffet, Inc. Following the mailing of the proxy statement, our directors, officers and regular employees may solicit proxies by mail, telephone, email and other electronic means or personal interview. These persons will not receive any additional compensation for these services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of common stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by us for their charges and expenses.

For the Board of Directors /s/ Robert E. Wheaton ROBERT E. WHEATON, Chairman of the Board

May 21, 2019

Whether or not you plan to attend the meeting, please submit a proxy card so that your shares may be represented at the meeting.

STAR BUFFET, INC.
ATTN: ROBERT WHEATON
2501 N. HAYDEN ROAD, SUTE 103
SCOTTSDALE, AZ 85257

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Robert E. Wheaton 02 Todd S. Brown 03 Thomas G. Schadt 04 Mary-Whitney E. Wheaton 05 B. Thomas M. Smith, Jr.

02 0000000000

The Board of Directors recommends you vote FOR the following proposals:

NOTE: In his discretion, the proxy holder is authorized to vote upon such other business as may properly come before such meeting or any and all postponements or adjournments thereof.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000423927_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Proxy Statement are available at www.proxyvote.com

STAR BUFFET, INC.
Annual Meeting of Shareholders
June 26, 2019 10:00 AM Local Time
This proxy is solicited by the Board of Directors

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF STAR BUFFET, INC.

The undersigned hereby appoints Robert E. Wheaton as proxy holder, with the power to appoint his substitute, and hereby authorizes him to represent and to vote as designated below, all the shares of common stock of Star Buffet, Inc. held of record by the undersigned on May 13, 2019, at the annual meeting of stockholders to be held on June 26, 2019, and any postponement or adjournment of the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THE PROXY HOLDER WILL VOTE FOR ALL OF THE NOMINEES LISTED ABOVE IN ITEM 1, FOR THE PROPOSAL DESCRIBED IN ITEM 2 AND FOR THE PROPOSAL DESCRIBED IN ITEM 3.

Continued and to be signed on reverse side

0000423927_2 R1.0.1.18